Exhibit 99.1

For Immediate Release

Aon announcement made under Irish regulatory requirements

LONDON (5 March 2019) — Aon plc (NYSE: AON) (the “Company”) notes the recent media speculation regarding Willis Towers Watson.

The Company confirms that it is in the early stages of considering an all-share business combination with Willis Towers Watson. The Company emphasizes that, at this point, its evaluation of a potential transaction is at a preliminary stage and there can be no certainty that any transaction will take place nor as to the form or terms on which any transaction might be pursued.

A further announcement will be made in due course, as appropriate.

In accordance with Rule 2.4 of the Irish Takeover Rules, Aon reserves the right to vary the form and/or mix of consideration described in this announcement.

ENDS

About Aon

Aon plc (NYSE:AON) is a leading global professional services firm providing a broad range of risk, retirement and health solutions. Our 50,000 colleagues in 120 countries empower results for clients by using proprietary data and analytics to deliver insights that reduce volatility and improve performance.

Forward-Looking Statements

This press release contains statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors include, but are not limited to, the possibility that a transaction will not be pursued and/or an offer will not be made, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to a potential transaction, adverse effects on the market price of our Class A ordinary shares and on our operating results for any reason, including, without limitation, because of a failure to complete a transaction, failure to realize the expected benefits of a transaction, negative effects of an announcement or consummation or failure to consummate a transaction on the market price of our Class A ordinary shares, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following any transaction. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions.

Any or all of our forward-looking statements may turn out to be inaccurate, and there are no guarantees about Aon’s performance. The factors identified above are not exhaustive. Aon and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Further information concerning Aon and its businesses, including factors that potentially could materially affect Aon’s financial results, is contained in Aon’s filings with the SEC. See our Annual Report on Form 10-K for the year ended December 31, 2018 and additional documents filed with the SEC for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses. These factors may be revised or supplemented in subsequent reports. Aon is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement that it may make from time to time, whether as a result of new information, future events or otherwise.

For Immediate Release

Additional Information

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for or purchase or purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. Subject to future developments, Aon may file a registration statement and/or a proxy statement with the SEC in connection with a combination. Holders of Willis Towers Watson and/or Aon shares should read those filings, and any other filings made by Aon with the SEC in connection with the combination, as they will contain important information. Those documents, if and when filed, as well as Aon’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at Aon’s website at ir.aon.com.

This announcement has been prepared in accordance with English and Irish law and Rule 2.4 of the Irish Takeover Rules and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England or Ireland. The Company emphasizes that, at this point, the evaluation of a potential transaction is at a preliminary stage and there can be no certainty that any offer will take place nor as to the form or terms on which any offer might be made. This announcement is not an announcement of a firm intention to make an offer under Rule 2.5 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 and there can be no certainty that an offer will be made.

Contacts

Investor Contact:

Investor Relations

+1 312-381-3310

investor.relations@aon.com

A copy of this announcement will be available at www.aon.com. The content of the website referred to in this announcement is not incorporated into, and does not form part of, this announcement.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise. The distribution of this announcement in jurisdictions outside Ireland or the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

RESPONSIBILITY STATEMENT

The directors of Aon plc accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case) the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

DISCLOSURE REQUIREMENTS UNDER THE IRISH TAKEOVER RULES

A person interested in (as defined in the Irish Takeover Rules) 1% or more of any class of relevant securities of Aon plc or Willis Towers Watson plc may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of this announcement. Such disclosures should be publicly disclosed by no later than 3.30pm (New York time) in respect of the relevant securities of both Aon plc and Willis Towers Watson plc on the business day following the date of the relevant transaction. The requirement will continue until the offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of either Aon plc or Willis

For Immediate Release

Towers Watson plc, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of Willis Towers Watson plc by Aon plc, or relevant securities of Aon plc by Willis Towers Watson plc, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (New York time) in respect of the relevant securities of both Aon plc and Willis Towers Watson plc on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8, please consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.